NEWS RELEASE
FOR IMMEDIATE RELEASE

RUBY TUESDAY ANNOUNCES THE APPOINTMENT OF TODD BURROWES AS PRESIDENT, RUBY TUESDAY CONCEPT AND CHIEF OPERATIONS OFFICER

MARYVILLE, TN – June 11, 2013 – Ruby Tuesday, Inc. (NYSE: RT) today announced the appointment of Todd Burrowes as President, Ruby Tuesday concept and Chief Operations Officer.  Burrowes, who has more than 25 years of industry experience, joins Ruby Tuesday after spending the past five years as the Executive Vice President of Operations for LongHorn Steakhouse, a portfolio brand of Darden Restaurants, Inc.  Burrowes previously served as Regional Vice President of Operations, Director of Management Training and Development, and Director of Operations for LongHorn Steakhouse.  Prior to his tenure with LongHorn Steakhouse, Burrowes’ roles included Regional Director of Operations for Corner Bakery Café and Vice President of Operations for Saltgrass Steak House.  He holds a bachelor’s degree in history from the University of Houston.

JJ Buettgen, President and CEO, commented, "I am delighted to welcome Todd to our senior management team.  Todd is an extremely capable executive and a motivating leader whose breadth and depth of experience will further strengthen our organization.  Todd will be instrumental in leading our efforts to reposition the Ruby Tuesday brand, creating a more lively and approachable guest experience which we believe will provide opportunities to increase our sales and profitability.”

Ruby Tuesday, Inc.
News Release
June 11, 2013
Page -2-

ABOUT RUBY TUESDAY

Ruby Tuesday, Inc. has Company-owned and/or franchise Ruby Tuesday brand restaurants in 45 states, the District of Columbia, 11 foreign countries, and Guam.  As of March 5, 2013, we owned and operated 709 Ruby Tuesday restaurants and franchised 77 Ruby Tuesday restaurants, comprised of 33 domestic and 44 international restaurants.  Our Company-owned and operated restaurants are concentrated primarily in the Southeast, Northeast, Mid-Atlantic, and Midwest of the United States, which we consider to be our core markets.

Ruby Tuesday, Inc. is traded on the New York Stock Exchange (Symbol:  RT).

For more information, contact:
Greg Ashley, VP Finance & Treasurer
Phone: 865-379-5700

Special Note Regarding Forward-Looking Information

This press release contains various forward-looking statements, which represent our expectations or beliefs concerning future events, including one or more of the following:  future financial performance and restaurant growth (both Company-owned and franchised), future capital expenditures, future borrowings and repayments of debt, availability of financing on terms attractive to the Company, payment of dividends, stock and bond repurchases, restaurant acquisitions, and changes in senior management and in the Board of Directors.  We caution the reader that a number of important factors and uncertainties could, individually or in the aggregate, cause our actual results to differ materially from those included in the forward-looking statements (such statements include, but are not limited to, statements relating to cost savings that we estimate may result from any programs we implement, our estimates of future capital spending and free cash flow, our targets for annual growth in same-restaurant sales and average annual sales per restaurant, and the benefits of our television marketing), including, without limitation, the following: general economic conditions; changes in promotional, couponing and advertising strategies; changes in our guests’ disposable income; consumer spending trends and habits; increased competition in the restaurant market; laws and regulations affecting labor and employee benefit costs, including further potential increases in state and federally mandated minimum wages, and healthcare reform; guests’ acceptance of changes in menu items; guests’ acceptance of our development prototypes and remodeled restaurants; our ability to successfully integrate acquired companies; mall-traffic trends; changes in the availability and cost of capital; weather conditions in the regions in which Company-owned and franchised restaurants are operated; costs and availability of food and beverage inventory; our ability to attract and retain qualified managers, franchisees and team members; impact of adoption of new accounting standards; impact of food-borne illnesses resulting from an outbreak at either Ruby Tuesday or other restaurant concepts; our ability to complete our planned sale-leaseback transactions; effects of actual or threatened future terrorist attacks in the United States; and significant fluctuations in energy prices.